Exhibit 99.2

Rexford Industrial

Supplemental Financial Reporting Package
Fourth Quarter | 2019
Conejo Spectrum Business Park

Rexford Industrial Realty, Inc. NYSE: REXR
11620 Wilshire Blvd, Suite 1000
Los Angeles, CA 90025
310-966-1680

www.RexfordIndustrial.com

Table of Contents.

Section	Page

Corporate Data:
Investor Company Summary	3
Financial and Portfolio Highlights and Common Stock Data	4
Consolidated Financial Results:
Consolidated Balance Sheets	5
Consolidated Statements of Operations	6-7
Non-GAAP FFO, Core FFO and AFFO Reconciliations	8-9
Statement of Operations Reconciliations	10
Same Property Portfolio Performance	11
Capitalization Summary	12
Debt Summary	13
Portfolio Data:
Portfolio Overview	14
Occupancy and Leasing Trends	15
Leasing Statistics	16-17
Top Tenants and Lease Segmentation	18
Capital Expenditure Summary	19
Properties and Space Under Repositioning/Development	20-21
Current Year Acquisitions and Dispositions Summary	22-23
Guidance	24
Net Asset Value Components	25
Notes and Definitions	26-30
Disclosures:
Forward Looking Statements: This supplemental package contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution investors that any forward-looking statements presented herein are based on management’s beliefs and assumptions and information currently available to management. Such statements are subject to risks, uncertainties and assumptions and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. These risks and uncertainties include, without limitation: general risks affecting the real estate industry (including, without limitation, the market value of our properties, the inability to enter into or renew leases at favorable rates, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); risks associated with the disruption of credit markets or a global economic slowdown; risks associated with the potential loss of key personnel (most importantly, members of senior management); risks associated with our failure to maintain our status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended; possible adverse changes in tax and environmental laws; litigation, including costs associated with prosecuting or defending pending or threatened claims and any adverse outcomes, and potential liability for uninsured losses and environmental contamination.
For a further discussion of these and other factors that could cause our future results to differ materially from any forward-looking statements, see Item 1A. Risk Factors in our 2018 Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission (“SEC”) on February 19, 2019. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Fourth Quarter 2019 Supplemental Financial Reporting Package	Page 2

Investor Company Summary.

Executive Management Team
Howard Schwimmer	Co-Chief Executive Officer, Director
Michael S. Frankel	Co-Chief Executive Officer, Director
Adeel Khan	Chief Financial Officer
David Lanzer	General Counsel and Corporate Secretary

Board of Directors
Richard Ziman	Chairman
Howard Schwimmer	Co-Chief Executive Officer, Director
Michael S. Frankel	Co-Chief Executive Officer, Director
Robert L. Antin	Director
Steven C. Good	Director
Diana J. Ingram	Director
Tyler H. Rose	Director
Peter Schwab	Director

Investor Relations Information
ICR
Stephen Swett
www.icrinc.com
212-849-3882

Equity Research Coverage
Bank of America Merrill Lynch	James Feldman	(646) 855-5808
Capital One	Chris Lucas	(571) 633-8151
Citigroup Investment Research	Emmanuel Korchman	(212) 816-1382
Green Street Advisors	Eric Frankel	(949) 640-8780
J.P. Morgan	Michael W. Mueller, CFA	(212) 622-6689
Jefferies LLC	Jonathan Petersen	(212) 284-1705
Stifel Nicolaus & Co.	John W. Guinee	(443) 224-1307
Wells Fargo Securities	Blaine Heck	(443) 263-6529
Disclaimer: This list may not be complete and is subject to change as firms add or delete coverage of our company. Please note that any opinions, estimates, forecasts or predictions regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, forecasts or predictions of Rexford Industrial Realty, Inc. or its management. We are providing this listing as a service to our stockholders and do not by listing these firms imply our endorsement of, or concurrence with, such information, conclusions or recommendations. Interested persons may obtain copies of analysts’ reports on their own; we do not distribute these reports.

Fourth Quarter 2019 Supplemental Financial Reporting Package	Page 3

Financial and Portfolio Highlights and Common Stock Data. (1)
(in thousands except share and per share data and portfolio statistics)

	Three Months Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Financial Results:
Total rental income	$74,015	$67,020	$63,613	$59,604	$56,125
Net income	$24,382	$12,948	$15,954	$10,717	$15,207
Net Operating Income (NOI)	$55,859	$50,855	$48,474	$45,792	$42,483
Company share of Core FFO	$35,754	$33,853	$32,068	$29,404	$27,216
Company share of Core FFO per common share - diluted	$0.32	$0.31	$0.30	$0.30	$0.29
Adjusted EBITDA	$52,232	$49,271	$45,342	$42,164	$40,348
Dividend declared per common share	$0.185	$0.185	$0.185	$0.185	$0.160
Portfolio Statistics:
Portfolio SF - consolidated	26,551,084	24,814,281	23,874,494	22,144,631	21,295,443
Ending occupancy - consolidated portfolio	96.1%	94.9%	94.2%	94.6%	95.4%
Stabilized occupancy - consolidated portfolio	97.9%	97.5%	97.8%	97.8%	97.5%
Leasing spreads - GAAP	42.0%	31.2%	39.4%	26.2%	25.1%
Leasing spreads - cash	27.1%	19.4%	22.3%	17.3%	14.8%
Same Property Performance:
Same Property Portfolio SF	18,134,752	18,134,752	18,134,752	18,134,752	18,134,752
Same Property Portfolio ending occupancy	97.4%	97.0%	96.8%	96.8%	96.0%
Same Property Portfolio NOI growth(2)	5.5%	5.2%	6.8%	7.6%	n/a
Same Property Portfolio Cash NOI growth(2)	7.2%	6.8%	11.1%	10.0%	n/a
Stabilized Same Property Portfolio ending occupancy	97.6%	97.7%	97.9%	97.9%	97.4%
Stabilized Same Property Portfolio NOI growth(2)	4.1%	2.7%	3.8%	4.3%	n/a
Stabilized Same Property Portfolio Cash NOI growth(2)	5.1%	4.0%	7.8%	7.5%	n/a
Capitalization:
Common stock price at quarter end	$45.67	$44.02	$40.37	$35.81	$29.47
Common shares issued and outstanding	113,580,755	110,669,277	109,519,791	103,804,570	96,610,106
Total shares and units issued and outstanding at period end(3)	116,304,528	113,091,134	111,943,020	106,267,799	99,025,917
Weighted average shares outstanding - diluted	112,096,619	110,074,074	106,236,309	98,607,786	94,487,773
Series A, B and C Preferred Stock and Series 1 CPOP Units	$278,281	$278,281	$192,031	$165,000	$165,000
Total equity market capitalization	$5,589,909	$5,256,553	$4,711,171	$3,970,450	$3,083,294
Total consolidated debt	$860,958	$860,999	$761,038	$761,077	$761,116
Total combined market capitalization (net debt plus equity)	$6,372,010	$5,920,044	$5,300,000	$4,454,952	$3,663,809
Ratios:
Net debt to total combined market capitalization	12.3%	11.2%	11.1%	10.9%	15.8%
Net debt to Adjusted EBITDA (quarterly results annualized)	3.7x	3.4x	3.2x	2.9x	3.6x

(1)
For definition/discussion of non-GAAP financial measures and reconciliations to their nearest GAAP equivalents, see the definitions section and reconciliation section beginning on page 26 and page 8 of this report, respectively.

(2)
Represents the year over year percentage change in NOI and Cash NOI for the Same Property Portfolio and Stabilized Same Property Portfolio. For comparability, NOI growth and Cash NOI growth for Q1’19, Q2’19 and Q3’19 has been restated to remove the results of Orangethorpe (sold Q2’19), Poinsettia Unit 301 (sold Q3’19), 13914-13932 East Valley Boulevard (sold Q4’19) and 2350-2380 Eastman Avenue (sold Q4’19). See page 23 for a list of dispositions completed during 2019.

(3)
Includes the following number of OP Units and vested LTIP units held by noncontrolling interests: 2,723,773 (Dec 31, 2019), 2,421,857 (Sep 30, 2019), 2,423,229 (Jun 30, 2019), 2,463,229 (Mar 31, 2019) and 2,415,811 (Dec 31, 2018). Excludes the following number of shares of unvested restricted stock: 212,545 (Dec 31, 2019), 214,995 (Sep 30, 2019), 219,789 (Jun 30, 2019), 223,476 (Mar 31, 2019) and 200,398 (Dec 31, 2018). Excludes unvested LTIP units and unvested performance units.

Fourth Quarter 2019 Supplemental Financial Reporting Package	Page 4

Consolidated Balance Sheets.
(unaudited and in thousands)

	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
ASSETS
Land	$1,927,098	$1,728,490	$1,590,321	$1,364,738	$1,298,957
Buildings and improvements	1,680,178	1,611,060	1,528,750	1,422,684	1,332,438
Tenant improvements	72,179	68,124	66,665	62,908	60,024
Furniture, fixtures, and equipment	141	141	141	149	149
Construction in progress	18,794	29,094	23,576	20,331	24,515
Total real estate held for investment	3,698,390	3,436,909	3,209,453	2,870,810	2,716,083
Accumulated depreciation	(296,777)	(278,726)	(261,231)	(245,033)	(228,742)
Investments in real estate, net	3,401,613	3,158,183	2,948,222	2,625,777	2,487,341
Cash and cash equivalents	78,857	197,508	172,209	276,575	180,601
Restricted cash	—	—	11,055	—	—
Rents and other receivables, net	5,889	4,376	3,614	4,548	4,944
Deferred rent receivable, net	29,671	27,502	25,462	24,290	22,228
Deferred leasing costs, net	18,688	17,561	16,722	14,139	14,002
Deferred loan costs, net	695	849	1,004	1,158	1,312
Acquired lease intangible assets, net(1)	73,090	67,110	61,664	56,122	55,683
Acquired indefinite-lived intangible	5,156	5,156	5,156	5,156	5,156
Interest rate swap asset	766	374	1,414	5,896	8,770
Other assets(2)	9,671	10,778	14,204	12,580	6,723
Acquisition related deposits	14,526	8,415	4,615	10,875	925
Assets associated with real estate held for sale, net(3)	—	4,582	—	—	—
Total Assets	$3,638,622	$3,502,394	$3,265,341	$3,037,116	$2,787,685
LIABILITIES & EQUITY
Liabilities
Notes payable	$857,842	$857,688	$757,677	$757,524	$757,371
Interest rate swap liability	8,488	10,727	8,671	4,604	2,351
Accounts payable, accrued expenses and other liabilities(2)	31,112	34,669	26,065	33,728	21,074
Dividends payable	21,624	21,034	20,823	19,774	15,938
Acquired lease intangible liabilities, net(4)	59,340	56,151	55,084	52,426	52,727
Tenant security deposits	28,779	27,688	26,123	24,396	23,262
Prepaid rents	8,988	7,759	6,289	6,828	6,539
Liabilities associated with real estate held for sale(3)	—	135	—	—	—
Total Liabilities	1,016,173	1,015,851	900,732	899,280	879,262
Equity
Preferred stock	242,327	242,529	159,094	159,094	159,094
Common stock	1,136	1,106	1,095	1,038	966
Additional paid in capital	2,439,007	2,306,282	2,255,849	2,042,218	1,798,113
Cumulative distributions in excess of earnings	(118,751)	(117,711)	(107,056)	(99,715)	(88,341)
Accumulated other comprehensive income	(7,542)	(10,132)	(7,101)	1,261	6,262
Total stockholders’ equity	2,556,177	2,422,074	2,301,881	2,103,896	1,876,094
Noncontrolling interests	66,272	64,469	62,728	33,940	32,329
Total Equity	2,622,449	2,486,543	2,364,609	2,137,836	1,908,423
Total Liabilities and Equity	$3,638,622	$3,502,394	$3,265,341	$3,037,116	$2,787,685

(1)	Includes net above-market tenant lease intangibles of $6,675 (December 31, 2019), $5,517 (September 30, 2019), $5,450 (June 30, 2019), $5,410 (March 31, 2019) and $4,647 (December 31, 2018).

(2)
In connection with the adoption of Financial Accounting Standards Board Topic 842 - Leases on January 1, 2019, we recognized operating lease right-of-use assets and lease liabilities related to our ground and office leases. As of December 31, 2019 we have operating lease right-of-use assets and lease liabilities of of $3.5 million and $3.8 million, respectively.

(3)	As of September 30, 2019, our property located at 13914-13932 East Valley Boulevard was classified as held for sale.

(4)	Includes net below-market tenant lease intangibles of $59,340 (December 31, 2019), $56,151 (September 30, 2019), $55,084 (June 30, 2019), $52,426 (March 31, 2019) and $52,610 (December 31, 2018).

Fourth Quarter 2019 Supplemental Financial Reporting Package	Page 5

Consolidated Statements of Operations.
Quarterly Results	(unaudited and in thousands, except share and per share data)

	Three Months Ended
	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
Revenues
Rental income(1)	$74,015	$67,020	$63,613	$59,604	$56,125
Management, leasing, and development services	105	90	109	102	114
Interest income	279	951	668	657	769
Total Revenues	74,399	68,061	64,390	60,363	57,008
Operating Expenses
Property expenses	18,156	16,165	15,139	13,812	13,642
General and administrative(2)	8,215	7,440	7,301	7,344	6,297
Depreciation and amortization	26,877	25,496	24,522	21,996	20,671
Total Operating Expenses	53,248	49,101	46,962	43,152	40,610
Other Expenses
Acquisition expenses	(3)	122	29	23	166
Interest expense	7,364	6,785	6,255	6,471	6,656
Total Expenses	60,609	56,008	53,246	49,646	47,432
Gains on sale of real estate	10,592	895	4,810	—	5,631
Net Income	24,382	12,948	15,954	10,717	15,207
Less: net income attributable to noncontrolling interests	(734)	(518)	(569)	(201)	(277)
Net income attributable to Rexford Industrial Realty, Inc.	23,648	12,430	15,385	10,516	14,930
Less: preferred stock dividends	(3,636)	(2,572)	(2,424)	(2,423)	(2,424)
Less: earnings allocated to participating securities	(108)	(112)	(113)	(114)	(93)
Net income attributable to common stockholders	$19,904	$9,746	$12,848	$7,979	$12,413

Earnings per Common Share
Net income attributable to common stockholders per share - basic	$0.18	$0.09	$0.12	$0.08	$0.13
Net income attributable to common stockholders per share - diluted	$0.18	$0.09	$0.12	$0.08	$0.13

Weighted average shares outstanding - basic	111,612,279	109,645,216	105,847,557	98,342,677	93,995,846
Weighted average shares outstanding - diluted	112,096,619	110,074,074	106,236,309	98,607,786	94,487,773

(1)	See footnote (1) on the next page (page 7) for details related to our presentation of “Rental income” in the consolidated statements of operations for all periods presented.

(2)
In connection with the adoption of Financial Accounting Standards Board Topic 842, Leases (“ASC 842”), beginning in 2019 we are required to expense internal leasing costs that were previously allowed to be capitalized under prior lease accounting guidance (“ASC 840”). If we had adopted ASC 842 as of January 1, 2018, we would have expensed internal leasing costs (in thousands) of $288 for the three months ended December 31, 2018.

Fourth Quarter 2019 Supplemental Financial Reporting Package	Page 6

Consolidated Statements of Operations.
Quarterly Results	(unaudited and in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenues
Rental income(1)	$74,015	$56,125	$264,252	$210,643
Management, leasing, and development services	105	114	406	473
Interest income	279	769	2,555	1,378
Total Revenues	74,399	57,008	267,213	212,494
Operating Expenses
Property expenses	18,156	13,642	63,272	51,671
General and administrative (2)	8,215	6,297	30,300	25,194
Depreciation and amortization	26,877	20,671	98,891	80,042
Total Operating Expenses	53,248	40,610	192,463	156,907
Other Expenses
Acquisition expenses	(3)	166	171	318
Interest expense	7,364	6,656	26,875	25,416
Total Expenses	60,609	47,432	219,509	182,641
Gains on sale of real estate	10,592	5,631	16,297	17,222
Net Income	24,382	15,207	64,001	47,075
Less: net income attributable to noncontrolling interests	(734)	(277)	(2,022)	(865)
Net income attributable to Rexford Industrial Realty, Inc.	23,648	14,930	61,979	46,210
Less: preferred stock dividends	(3,636)	(2,424)	(11,055)	(9,694)
Less: earnings allocated to participating securities	(108)	(93)	(447)	(378)
Net income attributable to common stockholders	$19,904	$12,413	$50,477	$36,138

(1)
On January 1, 2019, we adopted ASC 842 and, among other practical expedients, elected the “non-separation practical expedient” in ASC 842, which allows us to avoid separating lease and non-lease rental income. As a result of this election, all rental income earned pursuant to tenant leases, including tenant reimbursements, in 2019 is reflected as one line, “Rental income,” in the 2019 consolidated statements of operations. Prior to the adoption of ASC 842, we presented rental revenues, tenant reimbursements and other income related to leases separately in our consolidated statements of operations. To facilitate comparability, we have reclassified 2018 amounts to conform with 2019 presentation. Under the section “Rental Income” on page 28 in the definitions section of this report, we include a presentation of rental revenues, tenant reimbursements and other income for all periods because we believe this information is frequently used by management, investors, securities analysts and other interested parties to evaluate our performance.

(2)
In connection with the adoption of ASC 842, beginning in 2019 we are required to expense internal leasing costs that were previously allowed to be capitalized under ASC 840. If we had adopted ASC 842 as of January 1, 2018, we would have expensed internal leasing costs of $288 thousand and $992 thousand during the three months and year ended December 31, 2018, respectively.

Fourth Quarter 2019 Supplemental Financial Reporting Package	Page 7

Non-GAAP FFO and Core FFO Reconciliations. (1)
(unaudited and in thousands, except share and per share data)

	Three Months Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Net Income	$24,382	$12,948	$15,954	$10,717	$15,207
Add:
Depreciation and amortization	26,877	25,496	24,522	21,996	20,671
Deduct:
Gains on sale of real estate	10,592	895	4,810	—	5,631
Funds From Operations (FFO)	40,667	37,549	35,666	32,713	30,247
Less: preferred stock dividends	(3,636)	(2,572)	(2,424)	(2,423)	(2,424)
Less: FFO attributable to noncontrolling interests(2)	(1,087)	(1,056)	(1,021)	(733)	(602)
Less: FFO attributable to participating securities(3)	(188)	(187)	(182)	(176)	(166)
Company share of FFO	$35,756	$33,734	$32,039	$29,381	$27,055

Company share of FFO per common share‐basic	$0.32	$0.31	$0.30	$0.30	$0.29
Company share of FFO per common share‐diluted	$0.32	$0.31	$0.30	$0.30	$0.29

FFO	$40,667	$37,549	$35,666	$32,713	$30,247
Add:
Acquisition expenses	(3)	122	29	23	166
Core FFO	40,664	37,671	35,695	32,736	30,413
Less: preferred stock dividends	(3,636)	(2,572)	(2,424)	(2,423)	(2,424)
Less: Core FFO attributable to noncontrolling interests(2)	(1,086)	(1,059)	(1,021)	(733)	(606)
Less: Core FFO attributable to participating securities(3)	(188)	(187)	(182)	(176)	(167)
Company share of Core FFO	$35,754	$33,853	$32,068	$29,404	$27,216

Company share of Core FFO per common share‐basic	$0.32	$0.31	$0.30	$0.30	$0.29
Company share of Core FFO per common share‐diluted	$0.32	$0.31	$0.30	$0.30	$0.29

Weighted-average shares outstanding-basic	111,612,279	109,645,216	105,847,557	98,342,677	93,995,846
Weighted-average shares outstanding-diluted(4)	112,096,619	110,074,074	106,236,309	98,607,786	94,487,773

(1)	For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 26 of this report.

(2)
Noncontrolling interests relate to interests in the Company’s operating partnership, represented by common units and preferred units (Series 1 CPOP units) of partnership interests in the operating partnership that are owned by unit holders other than the Company.

(3)	Participating securities include unvested shares of restricted stock, unvested LTIP units and unvested performance units.

(4)	Weighted-average shares outstanding-diluted includes adjustments for unvested performance units if the effect is dilutive for the reported period.

Fourth Quarter 2019 Supplemental Financial Reporting Package	Page 8

Non-GAAP AFFO Reconciliation. (1)
(unaudited and in thousands, except share and per share data)

	Three Months Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Funds From Operations(2)	$40,667	$37,549	$35,666	$32,713	$30,247
Add:
Amortization of deferred financing costs	347	347	345	344	345
Non-cash stock compensation	2,800	2,668	2,709	2,579	2,282
Straight line corporate office rent expense adjustment	—	—	—	—	(47)
Deduct:
Preferred stock dividends	3,636	2,572	2,424	2,423	2,424
Straight line rental revenue adjustment(3)	2,200	2,080	1,241	2,067	1,492
Amortization of net below-market lease intangibles	2,191	2,065	1,900	1,751	1,627
Capitalized payments(4)	1,851	2,375	2,008	1,495	1,573
Note payable premium amortization	(2)	(1)	(2)	(1)	(1)
Recurring capital expenditures(5)	1,383	1,851	1,280	2,294	2,403
2nd generation tenant improvements and leasing commissions(6)	1,754	1,211	1,358	1,209	1,252
Adjusted Funds From Operations (AFFO)	$30,801	$28,411	$28,511	$24,398	$22,057

(1)	For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 26 of this report.

(2)	A reconciliation of net income to Funds From Operations is set forth on page 8 of this report.

(3)
The straight line rental revenue adjustment includes concessions of $1,285, $1,057, $916, $1,399 and $1,039 for the three months ended December 31, 2019, September 30, 2019, June 30, 2019, March 31, 2019, and December 31, 2018, respectively.

(4)	Includes capitalized interest, taxes, insurance and leasing and construction development compensation.

(5)
Excludes nonrecurring capital expenditures of $10,857, $8,816, $6,672, $7,779 and $10,529 for the three months ended December 31, 2019, September 30, 2019, June 30, 2019, March 31, 2019, and December 31, 2018, respectively.

(6)
Excludes 1st generation tenant improvements/space preparation and leasing commissions of $1,497, $1,164, $2,791, $282 and $1,014 for the three months ended December 31, 2019, September 30, 2019, June 30, 2019, March 31, 2019, and December 31, 2018, respectively.

Fourth Quarter 2019 Supplemental Financial Reporting Package	Page 9

Statement of Operations Reconciliations - NOI, Cash NOI, EBITDAre and Adjusted EBITDA. (1)
(unaudited and in thousands)

NOI and Cash NOI

	Three Months Ended
	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
Rental income(2)	$74,015	$67,020	$63,613	$59,604	$56,125
Property expenses	18,156	16,165	15,139	13,812	13,642
Net Operating Income (NOI)	$55,859	$50,855	$48,474	$45,792	$42,483
Amortization of above/below market lease intangibles	(2,191)	(2,065)	(1,900)	(1,751)	(1,627)
Straight line rental revenue adjustment	(2,200)	(2,080)	(1,241)	(2,067)	(1,492)
Cash NOI	$51,468	$46,710	$45,333	$41,974	$39,364

EBITDAre and Adjusted EBITDA

	Three Months Ended
	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
Net income	$24,382	$12,948	$15,954	$10,717	$15,207
Interest expense	7,364	6,785	6,255	6,471	6,656
Depreciation and amortization	26,877	25,496	24,522	21,996	20,671
Gains on sale of real estate	(10,592)	(895)	(4,810)	—	(5,631)
EBITDAre	$48,031	$44,334	$41,921	$39,184	$36,903
Stock-based compensation amortization	2,800	2,668	2,709	2,579	2,282
Acquisition expenses	(3)	122	29	23	166
Pro forma effect of acquisitions(3)	1,500	2,142	822	378	1,005
Pro forma effect of dispositions(4)	(96)	5	(139)	—	(8)
Adjusted EBITDA	$52,232	$49,271	$45,342	$42,164	$40,348

(1)	For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 26 of this report.

(2)	See footnote (1) on page 7 for details related to our presentation of “Rental income” in the consolidated statements of operations for all periods presented.

(3)
Represents the estimated impact on Q4'19 EBITDAre of Q4'19 acquisitions as if they had been acquired on October 1, 2019, the impact on Q3'19 EBITDAre of Q3'19 acquisitions as if they had been acquired on July 1, 2019, the impact on Q2'19 EBITDAre of Q2'19 acquisitions as if they had been acquired on April 1, 2019, the impact on Q1'19 EBITDAre of Q1'19 acquisitions as if they had been acquired on January 1, 2019, and the impact on Q4'18 EBITDAre of Q4'18 acquisitions as if they had been acquired on October 1, 2018. We have made a number of assumptions in such estimates and there can be no assurance that we would have generated the projected levels of EBITDAre had we owned the acquired entities as of the beginning of each period.

(4)
Represents the impact on Q4'19 EBITDAre of Q4'19 dispositions as if they had been sold as of October 1, 2019, Q3'19 EBITDAre of Q3'19 dispositions as if they had been sold as of July 1, 2019, Q2'19 EBITDAre of Q2'19 dispositions as if they had been sold as of April 1, 2019, and the impact on Q4'18 EBITDAre of Q4'18 dispositions as if they had been sold as of October 1, 2018. See page 23 for details related to current year disposition properties.

Fourth Quarter 2019 Supplemental Financial Reporting Package	Page 10

Same Property Portfolio Performance. (1)
(unaudited and dollars in thousands)

Same Property Portfolio:
Number of properties	144
Square Feet	18,134,752

Same Property Portfolio NOI and Cash NOI:

	Three Months Ended December 31,					Year Ended December 31,
	2019	2018	$ Change	% Change		2019	2018	$ Change	% Change
Rental income(2)(3)	$52,285	$49,009	$3,276	6.7%		$203,470	$192,577	$10,893	5.7%
Property expenses	12,986	11,750	1,236	10.5%	(4)	48,692	46,886	1,806	3.9%
Same property portfolio NOI	$39,299	$37,259	$2,040	5.5%	(3)(4)	$154,778	$145,691	$9,087	6.2%	(3)
Straight-line rents	(792)	(1,053)	261	(24.8)%		(3,434)	(5,364)	1,930	(36.0)%
Amort. above/below market leases	(816)	(1,052)	236	(22.4)%		(3,671)	(4,496)	825	(18.3)%
Same property portfolio Cash NOI	$37,691	$35,154	$2,537	7.2%	(3)	$147,673	$135,831	$11,842	8.7%	(3)

Stabilized same property portfolio NOI(5)	$36,683	$35,229	$1,454	4.1%		$145,183	$139,959	$5,224	3.7%

Stabilized same property portfolio Cash NOI(5)	$35,341	$33,613	$1,728	5.1%		$138,839	$130,904	$7,935	6.1%

Same Property Portfolio Occupancy:

	December 31, 2019		December 31, 2018		Change (basis points)
Occupancy:	Same Property Portfolio	Stabilized Same Property Portfolio(6)	Same Property Portfolio	Stabilized Same Property Portfolio(7)	Same Property Portfolio	Stabilized Same Property Portfolio
Los Angeles County	97.7%	98.1%	96.7%	97.5%	100 bps	60 bps
Orange County	96.6%	96.6%	94.6%	97.0%	200 bps	(40) bps
San Bernardino County	97.5%	97.5%	96.7%	96.7%	80 bps	80 bps
Ventura County	98.4%	98.4%	90.9%	97.2%	750 bps	120 bps
San Diego County	96.1%	96.1%	98.6%	98.6%	(250) bps	(250) bps
Total/Weighted Average	97.4%	97.6%	96.0%	97.4%	140 bps	20 bps

(1)	For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 26 of this report.

(2)	See “Same Property Portfolio Rental Income” on page 29 of the definitions section of this report for a breakdown of rental income into rental revenues, tenant reimb. and other income for 2018 & 2019.

(3)
Rental income includes lease termination fees of $10 thousand and $35 thousand for the three months ended Dec 31, 2019 and 2018, respectively, and $12 thousand and $208 thousand for the year ended Dec 31, 2019 and 2018, respectively. Excluding these lease termination fees, Same Property Portfolio NOI increased by approximately 5.5% and 6.4% and Same Property Portfolio Cash NOI increased by approximately 7.3% and 8.9% during the three months and year ended Dec 31, 2019, compared to the three months and year ended Dec 31, 2018, respectively.

(4)
Change reflects unfavorable supplemental property tax adjustments recorded in Q4-19 and favorable supplemental property tax adjustments recorded in Q4-18. Excluding the combined effect of these adjustments, property expenses increased by 4.1% during the three months ended Dec 31, 2019, compared to the three months ended Dec 31, 2018, respectively.

(5)	Excludes the operating results of properties under repositioning or lease-up in 2018 and 2019 (see page 29 for a list of these properties).

(6)
Reflects the occupancy of our Same Property Portfolio as of Dec 31, 2019, adjusted for space totaling 37,417 RSF at one property that was classified as repositioning or lease-up as of Dec 31, 2019. For additional details, refer to pages 20-21 of this report.

(7)
Reflects the occupancy of our Same Portfolio Property as of Dec 31, 2018, adjusted for space totaling 247,615 RSF at five properties that were classified as repositioning or lease-up as of Dec 31, 2018.

Fourth Quarter 2019 Supplemental Financial Reporting Package	Page 11

Capitalization Summary.
(unaudited and in thousands, except share and per share data)

Capitalization as of December 31, 2019

Description	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Common shares outstanding(1)	113,580,755	110,669,277	109,519,791	103,804,570	96,610,106
Operating partnership units outstanding(2)	2,723,773	2,421,857	2,423,229	2,463,229	2,415,811
Total shares and units outstanding at period end	116,304,528	113,091,134	111,943,020	106,267,799	99,025,917
Share price at end of quarter	$45.67	$44.02	$40.37	$35.81	$29.47
Common Stock and Operating Partnership Units - Capitalization	$5,311,628	$4,978,272	$4,519,140	$3,805,450	$2,918,294
5.875% Series A Cumulative Redeemable Preferred Stock(3)	90,000	90,000	90,000	90,000	90,000
5.875% Series B Cumulative Redeemable Preferred Stock(3)	75,000	75,000	75,000	75,000	75,000
5.625% Series C Cumulative Redeemable Preferred Stock(3)	86,250	86,250	—	—	—
4.43937% Cumulative Redeemable Convertible Preferred Units(4)	27,031	27,031	27,031	—	—
Total Equity Market Capitalization	$5,589,909	$5,256,553	$4,711,171	$3,970,450	$3,083,294

Total Debt	$860,958	$860,999	$761,038	$761,077	$761,116
Less: Cash and cash equivalents	(78,857)	(197,508)	(172,209)	(276,575)	(180,601)
Net Debt	$782,101	$663,491	$588,829	$484,502	$580,515
Total Combined Market Capitalization (Net Debt plus Equity)	$6,372,010	$5,920,044	$5,300,000	$4,454,952	$3,663,809

Net debt to total combined market capitalization	12.3%	11.2%	11.1%	10.9%	15.8%
Net debt to Adjusted EBITDA (quarterly results annualized)(5)	3.7x	3.4x	3.2x	2.9x	3.6x

(1)	Excludes the following number of shares of unvested restricted stock: 212,545 (Dec 31, 2019), 214,995 (Sep 30, 2019), 219,789 (Jun 30, 2019), 223,476 (Mar 31, 2019) and 200,398 (Dec 31, 2018).

(2)
Represents outstanding common units of the Company’s operating partnership, Rexford Industrial Realty, LP, that are owned by unitholders other than Rexford Industrial Realty, Inc. Represents the noncontrolling interest in our operating partnership. As of Dec 31, 2019, includes 432,683 vested LTIP Units & 458,864 vested performance units & excludes 298,412 unvested LTIP Units & 687,761 unvested performance units.

(3)	Values based on liquidation preference of $25.00 per share and the following number of outstanding shares of preferred stock: Series A (3,600,000); Series B (3,000,000); Series C (3,450,000).

(4)	Value based on 593,960 outstanding preferred units (Series 1 CPOP Units) at a liquidation preference of $45.50952 per unit.

(5)	For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 26 of this report.

Fourth Quarter 2019 Supplemental Financial Reporting Package	Page 12

Debt Summary.	(unaudited and dollars in thousands)

Debt Detail:
As of December 31, 2019

Debt Description	Maturity Date	Stated Interest Rate	Effective Interest Rate(1)	Principal Balance(2)	Expiration Date of Effective Swaps
Secured Debt:
$60M Term Loan	8/1/2023(3)	LIBOR+1.70%	3.463%	$58,499
Gilbert/La Palma	3/1/2031	5.125%	5.125%	2,459
Unsecured Debt:
$350M Revolving Credit Facility(4)	2/12/2021(5)	LIBOR +1.10%(6)	2.863%	—
$100M Term Loan Facility	2/14/2022	LIBOR +1.20%(6)	2.964%	100,000	8/14/2021
$225M Term Loan Facility	1/14/2023	LIBOR +1.20%(6)	2.574%	225,000	1/14/2022
$150M Term Loan Facility	5/22/2025	LIBOR +1.50%(6)	4.263%	150,000	11/22/2024
$100M Senior Notes	8/6/2025	4.29%	4.290%	100,000
$125M Senior Notes	7/13/2027	3.93%	3.930%	125,000
$25M Series 2019A Senior Notes	7/16/2029	3.88%	3.880%	25,000
$75M Series 2019B Senior Notes	7/16/2034	4.03%	4.030%	75,000
			3.542%	$860,958

(1)	Includes the effect of interest rate swaps effective as of December 31, 2019, and excludes the effect of discounts, deferred loan costs and the credit facility fee.

(2)	Excludes unamortized debt issuance costs and discounts aggregating $3.1 million as of December 31, 2019.

(3)	One two-year extension is available, provided that certain conditions are satisfied.

(4)
The credit facility is subject to a facility fee which is calculated as a percentage of the total commitment amount, regardless of usage. The facility fee ranges from 0.15% to 0.30% depending on the ratio of our outstanding indebtedness to the value of our gross asset value, which is measured on a quarterly basis.

(5)	Two additional six-month extensions are available, provided that certain conditions are satisfied.

(6)
The applicable LIBOR margin ranges from 1.10% to 1.50% for the revolving credit facility, 1.20% to 1.70% for the $100M term loan facility, 1.20% to 1.70% for the $225M term loan facility and 1.50% to 2.20% for the $150M term loan facility depending on the ratio of our outstanding debt to the value of our gross asset value (measured quarterly). As a result, the effective interest rate will fluctuate from period to period.

Debt Composition:
Category	Weighted Average Term Remaining (yrs)(1)	Stated Interest Rate	Effective Interest Rate	Balance	% of Total
Fixed	5.7	3.55%	3.55%	$802,459	93%
Variable	3.6	LIBOR + 1.70%	3.46%	$58,499	7%
Secured	3.9		3.53%	$60,958	7%
Unsecured	5.7		3.54%	$800,000	93%

(1)	The weighted average remaining term to maturity of our consolidated debt is 5.5 years.

Debt Maturity Schedule:
Year	Secured(1)	Unsecured	Total	% Total	Effective Interest Rate
2020 - 2022	$—	$100,000	$100,000	12%	2.964%
2023	58,499	225,000	283,499	33%	2.758%
2024	—	—	—	—%	—%
Thereafter	2,459	475,000	477,459	55%	4.129%
Total	$60,958	$800,000	$860,958	100%	3.542%

(1)	Excludes the effect of scheduled monthly principal payments on amortizing loans.

Fourth Quarter 2019 Supplemental Financial Reporting Package	Page 13

Portfolio Overview.
At December 31, 2019	(unaudited results)

Consolidated Portfolio:

		Rentable Square Feet			Occupancy %				In-Place ABR(2)
Market	# Properties	Same Properties Portfolio	Non-Same Properties Portfolio	Total Portfolio	Same Properties Portfolio	Non-Same Properties Portfolio	Total Portfolio	Total Portfolio Excluding Repositioning(1)	Total (in 000’s)	Per Square Foot
Central LA	11	537,721	1,352,320	1,890,041	95.4%	99.4%	98.3%	98.3%	$16,881	$9.09
Greater San Fernando Valley	40	2,735,192	1,240,857	3,976,049	98.5%	90.7%	96.1%	98.9%	38,715	$10.14
Mid-Counties	15	870,152	339,698	1,209,850	95.6%	83.0%	92.1%	96.7%	11,614	$10.43
San Gabriel Valley	21	1,965,849	1,482,571	3,448,420	98.2%	95.7%	97.1%	99.0%	26,426	$7.89
South Bay	30	2,657,993	970,501	3,628,494	97.8%	100.0%	98.4%	99.4%	36,441	$10.21
Los Angeles County	117	8,766,907	5,385,947	14,152,854	97.7%	95.5%	96.9%	98.8%	130,077	$9.49

North Orange County	10	812,666	402,252	1,214,918	98.2%	100.0%	98.8%	98.8%	11,859	$9.88
OC Airport	8	601,578	100,430	702,008	89.1%	100.0%	90.6%	90.6%	7,338	$11.53
South Orange County	3	329,458	—	329,458	100.0%	—%	100.0%	100.0%	3,157	$9.58
West Orange County	7	650,276	397,385	1,047,661	100.0%	89.9%	96.2%	98.1%	8,862	$8.80
Orange County	28	2,393,978	900,067	3,294,045	96.6%	95.6%	96.3%	96.9%	31,216	$9.84

Inland Empire East	1	51,867	—	51,867	100.0%	—%	100.0%	100.0%	359	$6.92
Inland Empire West	20	3,416,855	238,568	3,655,423	97.5%	96.4%	97.4%	97.4%	28,876	$8.11
San Bernardino County	21	3,468,722	238,568	3,707,290	97.5%	96.4%	97.4%	97.4%	29,235	$8.09

Ventura	16	1,689,671	763,977	2,453,648	98.4%	86.2%	94.6%	98.9%	22,163	$9.55
Ventura County	16	1,689,671	763,977	2,453,648	98.4%	86.2%	94.6%	98.9%	22,163	$9.55

Central San Diego	15	1,106,337	189,495	1,295,832	99.0%	40.3%	90.4%	98.5%	15,124	$12.91
North County San Diego	15	632,436	938,278	1,570,714	90.6%	92.6%	91.8%	91.8%	16,459	$11.42
South County San Diego	1	76,701	—	76,701	100.0%	—%	100.0%	100.0%	795	$10.36
San Diego County	31	1,815,474	1,127,773	2,943,247	96.1%	83.8%	91.4%	94.8%	32,378	$12.04
CONSOLIDATED TOTAL / WTD AVG	213	18,134,752	8,416,332	26,551,084	97.4%	93.1%	96.1%	97.9%	$245,069	$9.61

(1)
Excludes space aggregating 506,445 square feet at nine of our properties that were in various stages of repositioning or lease-up as of December 31, 2019. See pages 20-21 for additional details on these properties.

(2)	See page 26 for definition and details on how these amounts are calculated.

Fourth Quarter 2019 Supplemental Financial Reporting Package	Page 14

Occupancy and Leasing Trends.
(unaudited results, data represents consolidated portfolio only)

Occupancy by County:

	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
Occupancy:(1)
Los Angeles County	96.9%	96.3%	96.0%	96.0%	96.1%
Orange County	96.3%	92.6%	90.9%	91.4%	95.1%
San Bernardino County	97.4%	97.9%	97.8%	97.4%	96.9%
Ventura County	94.6%	90.8%	85.1%	84.8%	88.6%
San Diego County	91.4%	90.6%	92.5%	97.4%	95.2%
Total/Weighted Average	96.1%	94.9%	94.2%	94.6%	95.4%

Consolidated Portfolio SF	26,551,084	24,814,281	23,874,494	22,144,631	21,295,443

Leasing Activity:

	Three Months Ended
	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
Leasing Activity (SF):(2)
New leases(3)	439,138	396,115	651,023	527,869	168,758
Renewal leases(3)	1,022,293	618,982	1,069,391	604,014	463,065
Gross leasing	1,461,431	1,015,097	1,720,414	1,131,883	631,823

Expiring leases	1,459,500	1,011,691	1,289,743	916,362	706,693
Expiring leases - placed into repositioning	—	—	—	132,650	18,957
Net absorption	1,931	3,406	430,671	82,871	(93,827)
Retention rate(4)	71%	62%	85%	70%	67%

Weighted Average New / Renewal Leasing Spreads:

	Three Months Ended
	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
GAAP Rent Change	42.0%	31.2%	39.4%	26.2%	25.1%
Cash Rent Change	27.1%	19.4%	22.3%	17.3%	14.8%

(1)	See page 14 for the occupancy by County of our total consolidated portfolio excluding repositioning space.

(2)	Excludes month-to-month tenants.

(3)
Renewal leasing activity for Q4'19, Q3'19, Q2'19, Q1'19 and Q4'18 excludes relocations/expansions within Rexford’s portfolio totaling 17,181 RSF, 7,028 RSF, 32,496 RSF, 34,737 RSF and 7,537, respectively, which are included as part of new leasing activity.

(4)
Retention rate is calculated as renewal lease square footage plus relocation/expansion square footage noted in (3) above, divided by expiring lease square footage (excluding expiring lease square footage placed into repositioning).

Fourth Quarter 2019 Supplemental Financial Reporting Package	Page 15

Leasing Statistics.
(unaudited results, data represents consolidated portfolio only)

Leasing Activity:

	# Leases Signed	SF of Leasing	Weighted Average Lease Term (Years)
Fourth Quarter 2019:
New	49	439,138	4.3
Renewal	66	1,022,293	4.4
Total/Weighted Average	115	1,461,431	4.4

Change in Annual Rental Rates and Turnover Costs for Current Quarter Leases:
	GAAP Rent				Cash Rent
Fourth Quarter 2019:	Current Lease	Prior Lease	Rent Change - GAAP	Weighted Avg. Abatement (Months)	Starting Cash Rent - Current Lease	Expiring Cash Rent - Prior Lease	Rent Change - Cash	Turnover Costs per SF(4)
New(1)	$15.51	$9.52	63.0%(3)	0.8	$14.79	$10.32	43.3%(3)	$5.30
Renewal(2)	$11.19	$8.14	37.5%	0.9	$10.78	$8.73	23.5%	$1.43
Weighted Average	$11.86	$8.35	42.0%(3)	0.9	$11.40	$8.97	27.1%(3)	$2.03

Uncommenced Leases by County:
Market	Uncommenced Renewal Leases: Leased SF(5)	Uncommenced New Leases: Leased SF(5)	Percent Leased	ABR Under Uncommenced Leases (in thousands)(6)(7)	In-Place + Uncommenced ABR (in thousands)(6)(7)	In-Place + Uncommenced ABR per SF(7)
Los Angeles County	1,510,843	71,727	97.4%	$4,307	$134,384	$9.75
Orange County	346,541	—	96.3%	375	31,591	$9.96
San Bernardino County	212,068	—	97.4%	603	29,838	$8.26
San Diego County	206,347	800	91.4%	232	32,610	$12.12
Ventura County	87,489	—	94.6%	69	22,232	$9.58
Total/Weighted Average	2,363,288	72,527	96.3%	$5,586	$250,655	$9.80

(1)
GAAP and cash rent statistics and turnover costs for new leases exclude 18 leases aggregating 253,774 rentable square feet for which there was no comparable lease data. Of these 18 excluded leases, five leases for 139,535 rentable square feet relates to current year repositioning/redevelopment properties. Comparable leases generally exclude: (i) space that has never been occupied under our ownership, (ii) repositioned/redeveloped space, (iii) space that has been vacant for over one year or (iv) lease terms shorter than six months.

(2)
GAAP and cash rent statistics and turnover costs for renewal leases excludes one lease for 12,494 rentable square feet for which there was no comparable lease data, due to either (i) space with different lease structures or (ii) lease term shorter than six months.

(3)
Includes rental rate increase related to the re-leasing of one significantly below-market space with 24,679 RSF located in our Central Los Angeles submarket. Excluding this new 10-year lease, leasing spreads for the fourth quarter of 2019 were as follows: (i) New Leases - GAAP Rent Change – 32.3%, (ii) New Leases - Cash Rent Change – 19.1%, (iii) Weighted Average New/Renewal Leases - GAAP Rent Change – 36.7%, (iv) Weighted Average New/Renewal Leases - Cash Rent Change – 22.8%.

(4)	Turnover costs include estimated tenant improvement and leasing costs associated with leases executed during the current period. Excludes costs for first generation leases.

(5)	Reflects the square footage of renewal and new leases, respectively, that have been signed but have not yet commenced as of December 31, 2019.

(6)	Includes $1.3 million of annualized base rent under Uncommenced New Leases and $4.3 million of incremental annualized base rent under Uncommenced Renewal Leases.

(7)	See page 26 for further details on how these amounts are calculated.

Fourth Quarter 2019 Supplemental Financial Reporting Package	Page 16

Leasing Statistics (Continued).
(unaudited results, data represents consolidated portfolio only)

Lease Expiration Schedule as of December 31, 2019:

Year of Lease Expiration	# of Leases Expiring	Total Rentable SF	In-Place + Uncommenced ABR (in thousands)	In-Place + Uncommenced ABR per SF
Available	—	675,656	$—	$—
Current Repositioning(1)	—	298,143	—	$—
MTM Tenants	62	64,816	1,193	$18.41
2019	17	127,370	1,015	$7.97
2020	317	3,945,073	36,903	$9.35
2021	328	5,257,140	47,577	$9.05
2022	305	3,583,809	37,103	$10.35
2023	172	2,890,342	31,901	$11.04
2024	109	3,579,646	33,900	$9.47
2025	35	1,469,497	14,149	$9.63
2026	16	959,754	9,527	$9.93
2027	10	632,104	6,115	$9.67
2028	6	348,447	3,211	$9.22
Thereafter	20	2,719,287	28,061	$10.32
Total Portfolio	1,397	26,551,084	$250,655	$9.80

(1)
Represents space at five of our properties that were classified as current repositioning as of December 31, 2019. Excludes completed repositioning properties, pre-leased repositioning space, properties in lease-up and future repositioning properties. See pages 20-21 for additional details on these properties.

Fourth Quarter 2019 Supplemental Financial Reporting Package	Page 17

Top Tenants and Lease Segmentation.
(unaudited results, data represents consolidated portfolio only)

Top 10 Tenants:

Tenant	Submarket	Leased Rentable SF	% of In-Place + Uncommenced ABR	In-Place + Uncommenced ABR per SF	Lease Expiration
Federal Express Corporation	North County San Diego / South Bay	527,861	2.8%	$13.33(1)	11/30/2032 (1)
Unified Natural Foods, Inc.	Central LA	695,120	2.1%	$7.63	5/8/2038
Cosmetic Laboratories of America, LLC	Greater San Fernando Valley	319,348	1.1%	$8.64	6/30/2027
Omega/Cinema Props, Inc.	Central LA	246,588	1.0%	$9.73	12/31/2029
32 Cold, LLC	Central LA	149,157	0.9%	$15.53	3/31/2026 (2)
Dendreon Pharmaceuticals, LLC	West Orange County	170,865	0.9%	$12.92	2/28/2030
Triscenic Production Services, Inc.	Greater San Fernando Valley	284,273	0.9%	$7.52	9/30/2024 (3)
Goldencorr Sheets, LLC	San Gabriel Valley	256,993	0.8%	$7.92	4/30/2025
Universal Technical Institute of Southern California, LLC	South Bay	142,593	0.8%	$14.10	8/31/2030
Lumber Liquidators Services, LLC	San Gabriel Valley	504,016	0.8%	$3.94	11/30/2024
Top 10 Total / Weighted Average		3,296,814	12.1%	$9.16

(1)
Includes (i) 30,160 rentable square feet expiring September 30, 2027, (ii) 42,270 rentable square feet expiring October 31, 2030, (iii) 311,995 rentable square feet expiring February 28, 2031, and (vi) 143,436 rentable square feet expiring November 30, 2032. Excludes ABR related to a short-term land lease in North Orange County.

(2)	Includes (i) 78,280 rentable square feet expiring September 30, 2025, and (ii) 70,877 rentable square feet expiring March 31, 2026.

(3)
Includes (i) 38,766 rentable square feet expiring December 31, 2019, (ii) 147,318 rentable square feet expiring September 30, 2021, (iii) 69,219 rentable square feet expiring March 31, 2022, and (iv) 28,970 rentable square feet expiring September 30, 2024.

Lease Segmentation by Size:

Square Feet	Number of Leases	Leased Rentable SF	Rentable SF	Leased %	Leased % Excluding Repositioning	In-Place + Uncommenced ABR (in thousands)(1)	% of In-Place + Uncommenced ABR	In-Place + Uncommenced ABR per SF(1)
<4,999	685	1,490,352	1,585,432	94.0%	94.0%	$20,850	8.3%	$13.99
5,000 - 9,999	212	1,508,118	1,564,216	96.4%	96.4%	19,017	7.6%	$12.61
10,000 - 24,999	260	4,120,052	4,357,507	94.6%	95.0%	47,559	19.0%	$11.54
25,000 - 49,999	118	4,230,267	4,397,359	96.2%	99.2%	44,009	17.5%	$10.40
>50,000	122	14,228,496	14,646,570	97.1%	99.2%	119,220	47.6%	$8.38
Total / Weighted Average	1,397	25,577,285	26,551,084	96.3%	98.0%	$250,655	100.0%	$9.80

(1)	See page 26 for further details on how these amounts are calculated.

Fourth Quarter 2019 Supplemental Financial Reporting Package	Page 18

Capital Expenditure Summary.
(unaudited results, in thousands, except square feet and per square foot data)

Year Ended December 31, 2019

					Year to Date
	Q4-2019	Q3-2019	Q2-2019	Q1-2019	Total	SF(1)	PSF
Tenant Improvements and Space Preparation:
New Leases‐1st Generation	$613	$260	$363	$41	$1,277	602,632	$2.12
New Leases‐2nd Generation	$2	$56	$12	$9	79	32,801	$2.41
Renewals	$131	$39	$33	$—	203	322,196	$0.63
Total Tenant Improvements and Space Preparation	746	355	408	50	$1,559

Leasing Commissions & Lease Costs:
New Leases‐1st Generation	$884	$904	$2,428	$241	$4,457	1,530,566	$2.91
New Leases‐2nd Generation	$678	$591	$507	$976	2,752	1,011,975	$2.72
Renewals	$943	$525	$806	$224	2,498	1,890,974	$1.32
Total Leasing Commissions & Lease Costs	2,505	2,020	3,741	1,441	$9,707

Total Recurring Capex	$1,383	$1,851	$1,280	$2,294	$6,808	23,667,355	$0.29
Recurring Capex % of NOI	2.5%	3.6%	2.6%	5.0%	3.4%
Recurring Capex % of Operating Revenue	1.9%	2.8%	2.0%	3.8%	2.6%

Nonrecurring Capex:
Development and Repositioning(2)	$5,050	$4,192	$3,080	$2,937	$15,259
Other Repositioning(3)	$3,592	3,853	3,424	3,077	13,946
Other(4)	$2,215	771	168	1,765	4,919
Total Nonrecurring Capex	$10,857	$8,816	$6,672	$7,779	$34,124	18,085,732	$1.89

Other Capitalized Costs(5)	$1,891	$2,423	$2,049	$1,529	$7,892

(1)
For tenant improvements and leasing commissions, reflects the aggregate square footage of the leases in which we incurred such costs, excluding new/renewal leases in which there were no tenant improvements and/or leasing commissions. For recurring capex, reflects the weighted average square footage of our consolidated portfolio for the period (including properties that were sold during the period). For nonrecurring capex, reflects the aggregate square footage of the properties in which we incurred such capital expenditures.

(2)	Includes capital expenditures related to properties that were under development or repositioning as of December 31, 2019. For details on these properties see pages 20-21.

(3)	Includes capital expenditures related to other space under repositioning or renovation that are not included on pages 20-21 due to smaller space size or limited downtime for completion.

(4)	Includes other nonrecurring capital expenditures including, but not limited to, costs incurred for replacements of either roof or parking lots, and ADA related construction.

(5)
Includes the following capitalized costs: (i) compensation costs of personnel directly responsible for and who spend their time on development, renovation and rehabilitation activity and (ii) interest, property taxes and insurance costs incurred during the development and construction periods of repositioning or development projects.

Fourth Quarter 2019 Supplemental Financial Reporting Package	Page 19

Properties and Space Under Repositioning/Development.(1)
As of December 31, 2019	(unaudited results, in thousands, except square feet)

Repositioning/Development Properties

								Est. Construction Period(1)
Property (Submarket)	Total Property Rentable Square Feet	Space Under Repo/ Lease-Up	Est. New Dev. Rentable Square Feet(2)		Total Property Leased % 12/31/19		2019 Same Property Portfolio	Start	Target Completion	Est. Period until Stabilized (mos.)(1)(3)	Purchase Price(1)	Projected Repo Costs	Projected Total Invest.(1)	Cumulative Investment to Date(1)	Actual Quarterly Cash NOI 4Q-2019(4)		Est. Annual Stabilized Cash NOI(5)
CURRENT REPOSITIONING:
28903 Ave. Paine - Dev. (SF Valley)	—	—	111,024		0%		N	3Q-2019	4Q-2020	13 - 16	$5,515	$11,869	$17,384	$6,372	$—		$1,047
851 Lawrence Drive (Ventura)	49,976	49,976	40,880	(6)	0%		N	2Q-2018	3Q-2020	13 - 16	$6,663	$11,247	$17,910	$7,150	$(5)		$1,031
12821 Knott Street (West OC)	120,800	20,000	44,368		83%		N	1Q-2019	4Q-2020	11 - 13	$19,768	$9,714	$29,482	$20,236	$177		$1,647
16121 Carmenita Rd. (Mid-Counties)	109,780	57,855	—		47%		N	1Q-2019	1Q-2020	4 - 6	$13,452	$2,584	$16,036	$15,429	$79		$906
635 8th Street (SF Valley)	72,250	47,048	—		100%	(7)	N	2Q-2019	1Q-2020	2 - 3	$14,668	$1,941	$16,609	$15,205	$(15)		$813
10015 Waples Court (Central SD)	106,412	106,412	—		0%		N	2Q-2019	1Q-2020	5 - 7	$21,435	$4,195	$25,630	$22,545	$(14)		$1,356
The Merge (Inland Empire West)(8)	—	—	333,491		0%		N	2Q-2019	3Q-2020	12 - 15	$23,827	$32,887	$56,714	$27,102	$(2)		$2,708
415 Motor Avenue (San Gabriel Valley)	63,900	63,900	33,050	(9)	0%		N	4Q-2019	3Q-2021	18 - 21	$7,376	$10,097	$17,473	$7,399	$(5)		$1,003
TOTAL/WEIGHTED AVERAGE	523,118	345,191	562,813								$112,704	$84,534	$197,238	$121,438	$215	(10)	$10,511
LEASE-UP:
2455 Conejo Spectrum St.(Ventura)(11)	98,218	55,714	—		43%		N	1Q-2019	3Q-2019	3 - 5	$19,035	$1,189	$20,224	$19,796	$65		$986
29003 Avenue Sherman (SF Valley)	68,123	68,123	—		0%		N	3Q-2018	4Q-2019	3 - 5	$9,531	$1,338	$10,869	$10,557	$(36)		$560
TOTAL/WEIGHTED AVERAGE	166,341	123,837	—								$28,566	$2,527	$31,093	$30,353	$29	(10)	$1,546
STABILIZED(1):
2722 Fairview Street (OC Airport)	116,575	58,802	—		50%		Y	1Q-2018	4Q-2018	--	$17,800	$1,679	$19,479	$18,949	$108		$1,184
FUTURE REPOSITIONING:
9615 Norwalk Blvd. (Mid-Counties)	38,362	—	163,446	(12)	69%		Y	3Q-2020	3Q-2021	22 - 24	$9,642	$20,004	$29,646	$10,302	$232		$1,925
1210 N. Red Gum Street (North OC)	64,570	—	—		100%		Y	1Q-2020	2Q-2020	8 - 10	$7,664	$1,655	$9,319	$7,698	$106		$589
4416 Azusa Canyon Rd. (SGV)	70,510	—	57,840	(13)	100%		N	1Q-2021	4Q-2021	23 - 25	$12,277	$12,728	$25,005	$12,277	$145		$1,347
TOTAL/WEIGHTED AVERAGE	173,442	—	221,286								$29,583	$34,387	$63,970	$30,277	$483		$3,861

(1)
For definitions of “Properties and Space Under Repositioning,” “Estimated Construction Period,” “Purchase Price,” “Projected Total Investment,” “Cumulative Investment to Date,” and “Stabilization Date - Properties and Space Under Repositioning” see the Notes and Definitions section beginning on page 26 of this report.

(2)	Represents the estimated rentable square footage to be added upon completion of current development projects.

(3)
Represents the estimated remaining number of months, as of December 31, 2019, for the property to reach stabilization. Includes time to complete construction and lease-up the property. Actual number of months required to reach stabilization may vary materially from our estimates.

(4)
Represents the actual cash NOI for each property for the three months ended December 31, 2019. For a definition/discussion of non-GAAP financial measures, see the definitions section beginning on page 26 of this report.

(5)
Represents management’s estimate of each property’s annual cash NOI once the property has reached stabilization and initial rental concessions, if any, have elapsed. Actual results may vary materially from our estimates.

(6)	We expect to demolish the existing 49,976 RSF building and construct a new 90,856 RSF multi-unit building.

(7)
As of December 31, 2019, one unit with 25,202 RSF unit is occupied and the remaining two units with a combined 47,048 RSF have been pre-leased with lease commencement expected to occur in February 2020.

(8)	The Merge is a fully entitled industrial development site on which we are building six industrial buildings totaling 333,491 RSF.

(9)	We expect to demolish the existing 63,900 RSF building and construct a new 96,950 RSF building.

(10)
Actual NOI for the three mos. ended December 31, 2019, reflects the capitalization of $276 thousand of real estate property taxes & insurance for current repositioning and $6 thousand for lease-up properties. We will continue to capitalize taxes and insurance during the period in which construction is taking place to get each repositioning property ready for its intended use.

(11)	We acquired Conejo Spectrum Business Park, a nine-building property, during 1Q-2019. Amounts presented on this page represent one of the nine buildings, located at 2455 Conejo Spectrum Street.

(12)
9615 Norwalk is a 10.26 acre storage-yard with three buildings totaling 38,362 RSF. In January 2019, we converted the tenant’s MTM land lease to a term lease with an expiration date of June 30, 2020. We will demolish the existing buildings and construct a new 201,808 RSF building upon termination of the land lease.

(13)	We expect to demolish the existing 70,510 RSF building and construct a new 128,350 RSF building.

Fourth Quarter 2019 Supplemental Financial Reporting Package	Page 20

Properties and Space Under Repositioning/Development (Continued). (1)
As of December 31, 2019	(unaudited results, in thousands, except square feet)

Repositioning Space

			Same Property Portfolio		Estimated Construction Period(1)
Property (Submarket)	Total Property Rentable Square Feet	Space Under Repositioning/Lease-Up	2019	2020	Start	Target Completion	Estimated Period until Stabilized (months)(1)(2)	Projected Repositioning Cost(3)	Repositioning Costs Incurred to Date	Total Property Leased % 12/31/19	Actual Quarterly Cash NOI 4Q-2019(4)	Estimated Annual Stabilized Cash NOI(5)
LEASE-UP:
7110 E. Rosecrans Avenue - Unit B (South Bay)(6)	74,856	37,417	Y	Y	1Q-2019	3Q-2019	4 - 7	$1,458	$1,122	50%	$(18)	$337
STABILIZED
3233 Mission Oaks Blvd. - Unit 3233 (Ventura)(7)	461,717	—	Y	Y	2Q-2017	3Q-2019	--	$9,683	$9,683	97%	$135	$946

Stabilized Repositionings: Properties and Space
Property (Submarket)		Rentable Square Feet					Stabilized Period				Stabilized Yield
1601 Alton Pkwy. (OC Airport)		124,988					3Q-2018				5.6%(8)
301-445 Figueroa Street (South Bay)		133,650					3Q-2018				7.8%
28903 Ave. Paine - Repo. (SF Valley)		111,935					4Q-2018				6.1%
14750 Nelson (San Gabriel Valley)		201,990					1Q-2019				8.0%
1998 Surveyor Avenue (Ventura)		56,306					1Q-2019				5.8%
15401 Figueroa Street (South Bay)		38,584					1Q-2019				7.2%
1332-1340 Rocky Pt. Dr. (North SD)		73,747					1Q-2019				6.5%
1580 Carson Street (South Bay)		43,787					3Q-2019				6.3%
3233 Mission Oaks Blvd. - Unit H / Unit 3233 (Ventura)		43,927 (Unit H) / 109,636 (Unit 3233)					1Q-2018 / 4Q-2019				9.0%(9)
2722 Fairview Street (OC Airport)		116,575					4Q-2019(10)				(10)

(1)
For definitions of “Properties and Space Under Repositioning,” “Estimated Construction Period,” and “Stabilization Date - Properties and Space Under Repositioning” see the Notes and Definitions section beginning on page 26 of this report.

(2)
Represents the estimated remaining number of months, as of December 31, 2019, for the space to reach stabilization. Includes time to complete construction and lease-up the space. Actual number of months required to reach stabilization may vary materially from our estimates.

(3)
Projected repositioning cost represents the estimated nonrecurring capital expenditures to be incurred for the repositioning to reach completion. Excludes historical cost of the land and building. We expect to update our estimates upon completion of the project, or sooner if there are any significant changes to expected costs from quarter to quarter.

(4)
Represents the actual cash NOI of repositioning space for the three months ended Dec 31, 2019. For a definition & discussion of non-GAAP financial measures, see the definitions section beginning on pg 26.

(5)
Based on management estimates of annual cash NOI for the repositioning space, once the property has reached stabilization and initial rental concessions, if any, have elapsed. Actual results may vary materially from our estimates. The Company does not provide a reconciliation to net income on a consolidated basis, because it is unable to provide a meaningful or accurate estimation of reconciling items due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income.

(6)
As of December 31, 2019, we have completed the repositioning of a 37,417 RSF unit at 7110 Rosecrans Avenue. The amounts presented on this page represent the actual and projected construction costs and the actual and estimated stabilized cash NOI of only the space under repositioning vs. the entire property.

(7)
As of December 31, 2019, we have completed the repositioning and stabilization of space aggregating 109,636 RSF at 3233 Mission Oaks which is comprised of eight units. The amounts presented on this page represent the actual and projected construction costs and the actual and estimated stabilized cash NOI of only the space under repositioning vs. the entire property.

(8)
Represents the yield based on 87% occupancy as of the stabilization date, which is one year after the completion of repositioning construction work. With the lease-up of the final unit during Q2-19, the property is 100% leased and has a stabilized yield of 7.5%.

(9)	Represents the stabilized yield for the entire 3233 Mission Oaks Boulevard property (461,717 RSF).

(10)
Based on our definition of “Stabilization Date - Properties and Space Under Repositioning,” 2722 Fairview is considered stabilized as of December 31, 2019, which is one year from the date of completion of repositioning construction work. Upon lease-up of the remainder of the property (estimated to occur between April 2020 and July 2020), we project that the stabilized yield will be 6.1%.

Fourth Quarter 2019 Supplemental Financial Reporting Package	Page 21

Current Year Acquisitions and Dispositions Summary.
As of December 31, 2019	(unaudited results, data represents consolidated portfolio only)

2019 Current Period Acquisitions
Acquisition Date	Property Address	County	Submarket	Rentable Square Feet		Acquisition Price ($ in MM)		Occ. % at Acquisition	Occ.% at Dec 31, 2019
1/15/2019	12821 Knott Street	Orange	West Orange County	120,800		$19.80		—%	83%
1/17/2019	28510 Industry Drive	Los Angeles	Greater San Fernando Valley	46,778		$7.77		100%	100%
1/28/2019	Conejo Spectrum Business Park	Ventura	Ventura	531,378		$106.25		72%	90%
3/5/2019	2455 Ash Street	San Diego	North County San Diego	42,508		$6.68		100%	100%
3/12/2019	25413 Rye Canyon Road	Los Angeles	Greater San Fernando Valley	48,075		$5.53		40%	100%
4/10/2019	1515 15th Street(1)	Los Angeles	Central LA	238,015		$28.10		—%	100%
4/12/2019	13890 Nelson Avenue	Los Angeles	San Gabriel Valley	256,993		$41.81		100%	100%
4/12/2019	445-449 Freedom Avenue	Orange	North Orange County	92,647		$17.96		100%	100%
4/12/2019	2270 Camino Vida Roble	San Diego	North County San Diego	106,311		$16.79		70%	75%
4/16/2019	980 Rancheros Drive	San Diego	North County San Diego	48,878		$7.90		100%	100%
4/25/2019	1145 Arroyo Avenue	Los Angeles	Greater San Fernando Valley	147,019		$29.86		100%	100%
4/25/2019	1150 Aviation Place	Los Angeles	Greater San Fernando Valley	147,000		$29.69		100%	100%
4/25/2019	1175 Aviation Place	Los Angeles	Greater San Fernando Valley	92,455		$17.84		100%	100%
4/25/2019	1245 Aviation Place	Los Angeles	Greater San Fernando Valley	132,936		$26.06		100%	100%
4/25/2019	635 8th Street	Los Angeles	Greater San Fernando Valley	72,250		$14.66		—%	35%
4/25/2019	10015 Waples Court	San Diego	Central San Diego	106,412		$21.30		—%	—%
4/30/2019	19100 Susana Road	Los Angeles	South Bay	52,714		$13.51		100%	100%
5/3/2019	15385 Oxnard Street	Los Angeles	Greater San Fernando Valley	71,467		$16.80		100%	100%
5/16/2019	9750-9770 San Fernando Road	Los Angeles	Greater San Fernando Valley	35,624		$7.44		100%	100%
5/31/2019	218 Turnbull Canyon	Los Angeles	San Gabriel Valley	190,900		$27.10		100%	100%
6/6/2019	The Merge(2)	San Bernardino	Inland Empire West	—	(2)	$23.20	(2)	--	--
7/3/2019	3340 San Fernando Road	Los Angeles	Greater San Fernando Valley	—	(3)	$3.00		--	--
7/31/2019	5725 Eastgate Drive	San Diego	Central San Diego	27,267		$8.15		—%	100%
8/29/2019	18115 Main Street	Los Angeles	South Bay	42,270		$6.75		100%	100%
8/29/2019	3150 Ana Street	Los Angeles	South Bay	105,970		$18.80		100%	100%
8/30/2019	1402 Avenida Del Oro	San Diego	North County San Diego	311,995		$73.55		100%	100%
9/5/2019	9607-9623 Imperial Highway	Los Angeles	Mid-Counties	7,466		$10.51		100%	100%
9/5/2019	12200 Bellflower Boulevard	Los Angeles	Mid-Counties	54,161		$16.33		100%	100%
9/17/2019	Storm Parkway	Los Angeles	South Bay	267,503		$66.17		91%	100%
9/25/2019	2328 Teller Road	Ventura	Ventura	126,317		$23.27		93%	100%
10/3/2019	6277-6289 Slauson Avenue	Los Angeles	Central LA	336,085		$41.26		98%	98%
10/4/2019	750 Manville Street	Los Angeles	South Bay	59,996		$11.51		100%	100%
10/25/2019	8985 Crestmar Point	San Diego	Central San Diego	55,816		$7.99		88%	88%
11/5/2019	404-430 Berry Way	Orange	North Orange County	120,250		$27.60		100%	100%
11/13/2019	415-435 Motor Avenue	Los Angeles	San Gabriel Valley	63,900		$7.20		—%	—%
11/20/2019	508 East E Street	Los Angeles	South Bay	57,522		$14.89		100%	100%
11/22/2019	12752-12822 Monarch Street	Orange	West Orange County	276,585		$34.00		93%	93%
12/10/2019	1601 Mission Boulevard	Los Angeles	San Gabriel Valley	751,528		$87.78		100%	100%
12/11/2019	2757 Del Amo Blvd	Los Angeles	South Bay	57,300		$11.90		100%	100%
12/27/2019	18250 Euclid Street	Orange	West Orange County	62,838		$14.00		100%	100%
Total 2019 Acquisitions				5,365,929		$970.71
*See footnotes on the following page*

Fourth Quarter 2019 Supplemental Financial Reporting Package	Page 22

Current Year Acquisitions and Dispositions Summary (Continued).
As of December 31, 2019	(unaudited results, data represents consolidated portfolio only)

2019 Current Period Dispositions
Disposition Date	Property Address	County	Submarket	Rentable Square Feet	Sale Price ($ in MM)	Reason for Selling
6/27/2019	2350-2384 Orangethorpe Avenue & 1631 Placentia Avenue	Orange	North Orange County	62,395	$11.58	Opportunistic Sale
7/31/2019	939 Poinsettia Avenue - Unit 301	San Diego	North County San Diego	6,562	$1.26	Opportunistic Sale
10/11/2019	13914-13932 East Valley Boulevard	Los Angeles	San Gabriel Valley	58,084	$11.18	Opportunistic Sale
12/20/2019	2350-2380 Eastman Avenue	Ventura	Ventura	55,321	$9.58	Opportunistic Sale
Total 2019 Dispositions				182,362	$33.60

(1)
In exchange for the property located at 1515 15th Street, the seller received 593,960 Series 1 CPOP Units, which are convertible by the holder at any time or by the Company beginning five years after issuance, in each case, into common units of the Operating Partnership on a one-for-one basis. The transaction was priced based upon a stock price of $31.56, equal to the trailing 30-day average closing price of the Company's common stock as of the letter of intent date. The Series 1 CPOP Units are entitled to cumulative cash distributions at a rate of 4.43937% per year using a per unit stated value of $45.50952 (a 44.2% premium to the $31.56 per share described above), all as more particularly described in the Current Report on Form 8-K filed with the SEC on April 10, 2019.

(2)
The Merge is a fully entitled industrial development site on which we plan to build six industrial buildings totaling 333,491 RSF. We have retained the seller as fee developer to construct the project. The acquisition price includes $5.1 million of consideration held back in escrow to be released to the seller/developer upon meeting certain developer milestones.

(3)	We acquired fee title to the parcel of land located at 3340 North San Fernando Road. Prior to the acquisition, we leased the parcel of land from the seller under a long-term ground lease.

Fourth Quarter 2019 Supplemental Financial Reporting Package	Page 23

Guidance.
As of December 31, 2019

2019 RESULTS AND 2020 OUTLOOK*

METRIC	2019		2020
	LATEST UPDATED GUIDANCE / ASSUMPTIONS	YTD RESULTS AS OF DECEMBER 31, 2019	GUIDANCE / ASSUMPTIONS
Net Income Attributable to Common Stockholders per diluted share (1)	$0.41 - $0.43	$0.47	$0.37 - $0.39 (2)
Company share of Core FFO per diluted share (1)	$1.20 - $1.22	$1.23	$1.30 - $1.32 (2)
Same Property Portfolio NOI Growth (3)	5.5% - 6.5%	6.2%	n/a
Stabilized Same Property Portfolio NOI Growth (3)	3.5% - 4.0%	3.7%	3.7% - 4.2%
Year-End Same Property Portfolio Occupancy (3)	96.0% - 97.0%	97.4%	n/a
Year-End Stabilized Same Property Portfolio Occupancy (3)	97.0% - 97.5%	97.6%	96.0% - 97.0%(4)
General and Administrative Expenses (5)	$29.5M - $30.0M	$30.3M	$36.5M - $37.0M

(1)
Our 2020 Net Income and Core FFO guidance refers to the Company's in-place portfolio as of February 11, 2020, and the pending acquisition of a portfolio of 11 properties (the “Pending Portfolio”) that is expected to close no later than April 21, 2020 (for additional details, refer to the Company’s Form 8-K that was filed with SEC on December 23, 2019). Our guidance does not include any assumptions for other acquisitions, dispositions or balance sheet activities that may or may not occur later during the year.

(2)
See page 29 for a reconciliation of the Company’s 2020 guidance range of net income attributable to common stockholders per diluted share, the most directly comparable forward-looking GAAP financial measure, to Core FFO per diluted share.

(3)
Our 2020 Stabilized Same Property Portfolio is a subset of our consolidated portfolio and includes properties that were wholly owned by us for the period from January 1, 2019 through February 11, 2020, and that were stabilized as of January 1, 2019. Our 2020 Stabilized Same Property Portfolio excludes properties that were or will be classified as repositioning (current and future) or lease-up during 2019 and 2020. As of January 1, 2020, our 2020 Stabilized Same Property Portfolio consists of 160 properties aggregating 19,791,344 rentable square feet. For 2020 we will be providing guidance and results for the 2020 Stabilized Same Property Portfolio. We will not be providing guidance or reporting results for a non-stabilized same property portfolio as we have in prior years.

(4)	As of January 1, 2020, the 2020 Stabilized Same Property Portfolio was 97.9% occupied.

(5)	Our 2020 general and administrative expense guidance includes estimated non-cash equity compensation expense of $14.0 million.

* A number of factors could impact the Company’s ability to deliver results in line with its guidance, including, but not limited to, interest rates, the economy, the supply and demand of industrial real estate, failure to satisfy the closing conditions for the Pending Portfolio, the availability and terms of financing to potential acquirers of real estate and the timing and yields for divestment and investment. There can be no assurance that the Company can achieve such results.

Fourth Quarter 2019 Supplemental Financial Reporting Package	Page 24

Net Asset Value Components.
As of December 31, 2019	(unaudited and in thousands, except share data)

Net Operating Income

Pro Forma Net Operating Income (NOI)(1)	Three Months Ended December 31, 2019
Total operating rental income	$74,015
Property operating expenses	(18,156)
Pro forma effect of uncommenced leases(2)	1,304
Pro forma effect of acquisitions(3)	1,500
Pro forma effect of dispositions(4)	(96)
Pro forma NOI effect of properties and space under repositioning(5)	3,643
Pro Forma NOI	62,210
Amortization of net below-market lease intangibles	(2,191)
Straight line rental revenue adjustment	(2,200)
Pro Forma Cash NOI	$57,819

Balance Sheet Items

Other assets and liabilities	December 31, 2019
Cash and cash equivalents	$78,857
Rents and other receivables, net	5,889
Other assets	9,671
Acquisition related deposits	14,526
Accounts payable, accrued expenses and other liabilities	(31,112)
Dividends payable	(21,624)
Tenant security deposits	(28,779)
Prepaid rents	(8,988)
Estimated remaining cost to complete repositioning projects	(111,099)
Total other assets and liabilities	$(92,659)

Debt and Shares Outstanding

Total consolidated debt(6)	$860,958
Preferred stock/units - liquidation preference	$278,281

Common shares outstanding(7)	113,580,755
Operating partnership units outstanding(8)	2,723,773
Total common shares and operating partnership units outstanding	116,304,528

(1)	For a definition and discussion of non-GAAP financial measures, see the notes and definitions section beginning on page 26 of this report.

(2)	Represents the estimated incremental base rent from uncommenced new and renewal leases as if they had commenced as of October 1, 2019.

(3)
Represents the estimated incremental NOI from Q4'19 acquisitions as if they had been acquired on October 1, 2019. We have made a number of assumptions in such estimates and there can be no assurance that we would have generated the projected levels of NOI had we actually owned the acquired entities as of October 1, 2019.

(4)	Represents the deduction of actual Q4'19 NOI for the property that was sold during the current quarter. See page 23 for a detail of current year disposition properties.

(5)
Represents the estimated incremental NOI from the properties that were classified as current or future repositioning or lease-up during the three months ended December 31, 2019, assuming that all repositioning work had been completed and all of the properties/space were fully stabilized as of October 1, 2019. See pages 20-21 for the properties included. We have made a number of assumptions in such estimates and there can be no assurance that we would have generated the projected levels of NOI had these properties actually been stabilized as of October 1, 2019.

(6)	Excludes unamortized loan discount and debt issuance costs totaling $3.1 million.

(7)	Represents outstanding shares of common stock of the Company, which excludes 212,545 shares of unvested restricted stock.

(8)
Represents outstanding common units of the Company’s operating partnership, Rexford Industrial Realty, L.P., that are owned by unit holders other than Rexford Industrial Realty, Inc. Includes 432,683 vested LTIP Units and excludes 298,412 unvested LTIP Units and 687,761 unvested performance units.

Fourth Quarter 2019 Supplemental Financial Reporting Package	Page 25

Notes and Definitions.

Adjusted Funds from Operations (“AFFO”): We calculate adjusted funds from operations, or AFFO, by adding to or subtracting from FFO, as defined below, the following items: (i) certain non-cash operating revenues and expenses, (ii) capitalized operating expenditures such as leasing and construction payroll, (iii) recurring capital expenditures required to maintain and re-tenant our properties, (iv) capitalized interest costs resulting from the repositioning/redevelopment of certain of our properties, (v) 2nd generation tenant improvements and leasing commissions and (vi) gain (loss) on extinguishment of debt. Management uses AFFO as a supplemental performance measure because it provides a performance measure that, when compared year over year, captures trends in portfolio operating results. We also believe that, as a widely recognized measure of the performance of REITs, AFFO will be used by investors as a basis to assess our performance in comparison to other REITs. However, because AFFO may exclude certain non-recurring capital expenditures and leasing costs, the utility of AFFO as a measure of our performance is limited. Additionally, other Equity REITs may not calculate AFFO using the method we do. As a result, our AFFO may not be comparable to such other Equity REITs’ AFFO. AFFO should be considered only as a supplement to net income (as computed in accordance with GAAP) as a measure of our performance.
In-Place Annualized Base Rent and Uncommenced Annualized Base Rent:

•
In-Place Annualized Base Rent (“In-Place ABR”): Calculated as the monthly contractual base rent (before rent abatements) per the terms of the lease, as of December 31, 2019, multiplied by 12. Includes leases that have commenced as of December 31, 2019 or leases where tenant has taken early possession of space as of December 31, 2019. Excludes billboard and antenna revenue and tenant reimbursements.

•	In-Place ABR per Square Foot: Calculated by dividing In-Place ABR for the lease by the occupied square feet of the lease, as of December 31, 2019.

•
Combined In-Place and Uncommenced Annualized Base Rent (“In-Place + Uncommenced ABR”): Calculated by adding (i) In-Place ABR and (ii) ABR Under Uncommenced Leases (see definition below). Does not include adjustments for leases that expired and were not renewed subsequent to December 31, 2019, or adjustments for future known non-renewals.

•	ABR Under Uncommenced Leases: Calculated by adding the following:
(i) ABR under Uncommenced New Leases = first full month of contractual base rents (before rent abatements) to be received under Uncommenced New Leases, multiplied by 12.
(ii) Incremental ABR under Uncommenced Renewal Leases = difference between: (a) the first full month of contractual base rents (before rent abatements) to be received under Uncommenced Renewal Leases and (b) the monthly In-Place ABR for the same space as of December 31, 2019, multiplied by 12.

•
In-Place + Uncommenced ABR per Square Foot: Calculated by dividing (i) In-Place + Uncommenced ABR for the leases by (ii) the square footage under commenced and uncommenced leases (net of renewal space) as of December 31, 2019.

•	Uncommenced New Leases: Reflects new leases (for vacant space) that have been signed but have not yet commenced as of December 31, 2019.

•	Uncommenced Renewal Leases: Reflects renewal leases (for space occupied by renewing tenant) that have been signed but have not yet commenced as of December 31, 2019.
Capital Expenditures, Non-recurring: Expenditures made with respect to a property for improvement to the appearance of such property or any other major upgrade or renovation of such property, and further includes capital expenditures for seismic upgrades, and capital expenditures for deferred maintenance existing at the time such property was acquired.
Capital Expenditures, Recurring: Expenditures made with respect to a property for maintenance of such property and replacement of items due to ordinary wear and tear including, but not limited to, expenditures made for maintenance of parking lot, roofing materials, mechanical systems, HVAC systems and other structural systems. Recurring capital expenditures shall not include any of the following: (a) improvements to the appearance of such property or any other major upgrade or renovation of such property not necessary for proper maintenance or marketability of such property; (b) capital expenditures for seismic upgrades; (c) capital expenditures for deferred maintenance for such property existing at the time such property was acquired; or (d) replacements of either roof or parking lots.
Capital Expenditures, First Generation: Capital expenditures for newly acquired space, newly developed or redeveloped space, or change in use.
Cash NOI: Cash basis NOI is a non-GAAP measure, which we calculate by adding or subtracting from NOI (i) fair value lease revenue and (ii) straight-line rent adjustment. We use Cash NOI, together with NOI, as a supplemental performance measure. Cash NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. Cash NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP. We use Cash NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio.
Core Funds from Operations (“Core FFO”): We calculate Core FFO by adjusting FFO, as defined below, to exclude the impact of certain items that we do not consider reflective of our core revenue or expense streams. For the periods presented, Core FFO adjustments consisted of acquisition expenses. Management believes that Core FFO is a useful supplemental measure as it provides a more meaningful and consistent comparison of operating performance and allows investors to more easily compare the Company's operating results. Because these adjustments have a real economic impact on our financial condition and results from operations, the utility of Core FFO as a measure of our performance is limited. Other REITs may not calculate Core FFO in a consistent manner. Accordingly, our Core FFO may not be comparable to other REITs' core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.
Cumulative Investment to Date: For Properties and Space Under Repositioning (defined below), includes the Purchase Price (defined below) and subsequent costs incurred for nonrecurring capital expenditures and leasing commissions.

Fourth Quarter 2019 Supplemental Financial Reporting Package	Page 26

Notes and Definitions.

Debt Covenants ($ in thousands):

		Dec 31, 2019		Sep 30, 2019
	Current Period Covenant	Credit Facility, $225M Term Loan and $150M Term Loan	Senior Notes ($100M, $125M, $25M, $75M)	Credit Facility, $225M Term Loan and $150M Term Loan	Senior Notes ($100M, $125M, $25M, $75M)
Maximum Leverage Ratio	less than 60%	22.4%	22.4%	23.3%	23.3%
Maximum Secured Leverage Ratio	less than 45%	1.5%	n/a	1.6%	n/a
Maximum Secured Leverage Ratio	less than 40%	n/a	1.5%	n/a	1.6%
Maximum Secured Recourse Debt	less than 15%	—%	—%	—%	—%
Minimum Tangible Net Worth	$1,918,316	$2,900,320	$2,900,320	$2,749,154	$2,749,154
Minimum Fixed Charge Coverage Ratio	at least 1.50 to 1.00	4.4 to 1.00	4.4 to 1.00	4.3 to 1.00	4.3 to 1.00
Unencumbered Leverage Ratio	less than 60%	22.2%	22.2%	23.9%	23.9%
Unencumbered Interest Coverage Ratio	at least 1.75 to 1.00	7.61 to 1.00	7.61 to 1.00	7.04 to 1.00	7.04 to 1.00
Our actual performance for each covenant is calculated based on the definitions set forth in each loan agreement.
EBITDAre and Adjusted EBITDA: We calculate EBITDAre in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). EBITDAre is calculated as net income (loss) (computed in accordance with GAAP), before interest expense, tax expense, depreciation and amortization, gains (or losses) from sales of depreciable operating property, impairment losses and adjustments to reflect our proportionate share of EBITDAre from our unconsolidated joint venture. We calculate Adjusted EBITDA by adding or subtracting from EBITDAre the following items: (i) non-cash stock based compensation expense, (ii) gain (loss) on extinguishment of debt, (iii) acquisition expenses and (iv) the pro-forma effects of acquisitions and dispositions. We believe that EBITDAre and Adjusted EBITDA are helpful to investors as a supplemental measure of our operating performance as a real estate company because it is a direct measure of the actual operating results of our industrial properties. We also use these measures in ratios to compare our performance to that of our industry peers. In addition, we believe EBITDAre and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of Equity REITs. However, because EBITDAre and Adjusted EBITDA are calculated before recurring cash charges including interest expense and income taxes, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our liquidity is limited. Accordingly, EBITDAre and Adjusted EBITDA should not be considered alternatives to cash flow from operating activities (as computed in accordance with GAAP) as a measure of our liquidity. EBITDAre and Adjusted EBITDA should not be considered as alternatives to net income or loss as an indicator of our operating performance. Other Equity REITs may calculate EBITDAre and Adjusted EBITDA differently than we do; accordingly, our EBITDAre and Adjusted EBITDA may not be comparable to such other Equity REITs’ EBITDAre and Adjusted EBITDA. EBITDAre and Adjusted EBITDA should be considered only as supplements to net income (as computed in accordance with GAAP) as a measure of our performance.

Fixed Charge Coverage Ratio:

For the Three Months Ended
Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
EBITDAre	$48,031	$44,334	$41,921	$39,184	$36,903
Amortization of above/below market lease intangibles	(2,191)	(2,065)	(1,900)	(1,751)	(1,627)
Non-cash stock compensation	2,800	2,668	2,709	2,579	2,282
S/L corp.office rent expense adj.	—	—	—	—	(47)
Straight line rental revenue adj.	(2,200)	(2,080)	(1,241)	(2,067)	(1,492)
Capitalized payments	(984)	(1,064)	(955)	(866)	(1,104)
Recurring capital expenditures	(1,383)	(1,851)	(1,280)	(2,294)	(2,403)
2nd gen. tenant improvements & leasing commissions	(1,754)	(1,211)	(1,358)	(1,209)	(1,252)
Cash flow for fixed charge coverage calculation	42,319	38,731	37,896	33,576	31,260
Cash interest expense calculation detail:
Interest expense	7,364	6,785	6,255	6,471	6,656
Capitalized interest	867	1,311	1,053	629	469
Note payable premium amort.	(2)	(1)	(2)	(1)	(1)
Amort. of deferred financing costs	(347)	(347)	(345)	(344)	(345)
Cash interest expense	7,882	7,748	6,961	6,755	6,779
Scheduled principal payments	40	40	39	39	38
Preferred stock/unit dividends	3,936	2,872	2,694	2,423	2,424
Fixed charges	$11,858	$10,660	$9,694	$9,217	$9,241
Fixed Charge Coverage Ratio	3.6	x	3.6	x	3.9	x	3.6	x	3.4	x
Estimated Construction Period: The Start of the Estimated Construction Period is the period we start activities to get a property ready for its intended use, which includes pre-construction activities, including entitlements, permitting, design, site work, and other necessary activities preceding construction. The Target Completion of the Estimated Construction Period is our current estimate of the period in which we will have substantially completed a project and the project is made available for occupancy. We expect to update our timing estimates on a quarterly basis.

Fourth Quarter 2019 Supplemental Financial Reporting Package	Page 27

Notes and Definitions.

Funds from Operations (“FFO”): We calculate FFO in accordance with the standards established by NAREIT. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, impairment losses, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains and losses from property dispositions, other than temporary impairments of unconsolidated real estate entities, and impairment on our investment in real estate, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of performance used by other REITs, FFO may be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate or interpret FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity, and is not indicative of funds available for our cash needs, including our ability to pay dividends. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.
Net Operating Income (“NOI”): NOI is a non-GAAP measure which includes the revenue and expense directly attributable to our real estate properties. NOI is calculated as total revenue from real estate operations including i) rental income, ii) tenant reimbursements, and iii) other income less property expenses. We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense, general and administrative expenses, interest expense, gains (or losses) on sale of real estate and other non-operating items, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. NOI should not be used as a substitute for cash flow from operating activities in accordance with GAAP. We use NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio.
Proforma NOI: Proforma NOI is calculated by adding to NOI the following adjustments: (i) the estimated impact on NOI of uncommenced leases as if they had commenced at the beginning of the reportable period, (ii) the estimated impact on NOI of current period acquisitions as if they had been acquired at the beginning of the reportable period, (iii) the actual NOI of properties sold during the current period and (iv) the estimated incremental NOI from properties that were classified as repositioning/lease-up properties as of the end of the reporting period, assuming that all repositioning work had been completed and the properties/space were fully stabilized as of the beginning of the reportable period. These estimates do not purport to be indicative of what operating results would have been had the transactions actually occurred at the beginning of the reportable period and may not be indicative of future operating results.

Projected Total Investment: For Properties and Space Under Repositioning, the projected total investment includes the Purchase Price (defined below), our current estimate of total expected nonrecurring capital expenditures to be incurred on each repositioning and development project to reach completion and our estimate of total leasing commission to lease-up the property. We expect to update our estimates upon completion of the project, or sooner if there are any significant changes to expected costs from quarter to quarter.
Properties and Space Under Repositioning: Typically defined as properties or units where a significant amount of space is held vacant in order to implement capital improvements that improve the functionality (not including basic refurbishments, i.e., paint and carpet), cash flow and value of that space. We define a significant amount of space at a property as the lower of (i) 35,000 square feet of space or (ii) 50% of a property’s square footage. Typically, we would include properties or space where the repositioning and lease-up time frame is estimated to be greater than six months. A repositioning is considered complete once the investment is fully or nearly fully deployed and the property is marketable for leasing. We look to update this definition on an annual basis based on the growth and size of the Company’s consolidated portfolio.
Purchase Price: For Properties and Space Under Repositioning, the purchase price includes the contractual purchase price plus closing costs.
Rental Income: See below for a breakdown of consolidated rental income for the last five trailing quarters. We believe this information is frequently used by management, investors, securities analysts and other interested parties to evaluate the our performance.

	Three Months Ended
	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
Rental revenue	$62,137	$56,442	$53,599	$50,286	$47,429
Tenant reimbursements	11,381	10,193	9,776	9,041	8,462
Other income	497	385	238	277	234
Rental income	$74,015	$67,020	$63,613	$59,604	$56,125
Rent Change - Cash: Compares the first month cash rent excluding any abatement on new/renewal leases to the last month rent for the most recent expiring lease. Data included for comparable leases only. Comparable leases generally exclude: (i) space that has never been occupied under our ownership, (ii) repositioned/redeveloped space, (iii) space that has been vacant for over one year or (iv) lease terms shorter than six months.
Rent Change - GAAP: Compares GAAP rent, which straightlines rental rate increases and abatements, on new/renewal leases to GAAP rent for the most recent expiring lease. Data included for comparable leases only. Comparable leases generally exclude: (i) space that has never been occupied under our ownership, (ii) repositioned/redeveloped space, (iii) space that has been vacant for over one year or (iv) lease terms shorter than six months.
Same Property Portfolio: Our 2019 Same Property Portfolio is a subset of our consolidated portfolio and includes properties that were wholly-owned by us as of January 1, 2018, and still owned by us as of December 31, 2019. The Company’s computation of same property performance may not be comparable to other REITs.

Fourth Quarter 2019 Supplemental Financial Reporting Package	Page 28

Notes and Definitions.

Same Property Portfolio Rental Income: See below for a breakdown of 2019 and 2018 rental income for our Same Property Portfolio. We believe this information is frequently used by management, investors, securities analysts and other interested parties to evaluate the our performance.

	Three Months Ended December 31,				Year Ended December 31,
	2019	2018	$ Change	% Change	2019	2018	$ Change	% Change
Rental revenue	$44,196	$41,462	$2,734	6.6%	$171,829	$162,159	$9,670	6.0%
Tenant reimbursements	7,688	7,340	348	4.7%	30,440	29,595	845	2.9%
Other income	401	207	194	93.7%	1,201	823	378	45.9%
Rental income	$52,285	$49,009	$3,276	6.7%	$203,470	$192,577	$10,893	5.7%
Stabilization Date - Properties and Space Under Repositioning: We consider a repositioning property to be stabilized at the earlier of the following: (i) upon reaching 90% occupancy or (ii) one year from the date of completion of repositioning construction work.
Stabilized Same Property Portfolio: Our 2019 Stabilized Same Property Portfolio represents the properties included in our 2019 Same Property Portfolio, adjusted to exclude the properties listed in the table below that were under repositioning/lease-up during comparable years. 2019 Stabilized Same Property Portfolio occupancy/leasing statistics exclude vacant/unleased repositioning space at each of these properties as of the end of each reporting period. 2019 Stabilized Same Property Portfolio NOI excludes the NOI for the entire property for all comparable periods.
Our 2019 Stabilized Same Property Portfolio excludes the following Same Property Portfolio properties aggregating 1,264,013 RSF that were in various stages of repositioning or lease-up during 2018 and 2019:

14748-14750 Nelson Avenue	2700-2722 Fairview Street	7110 E. Rosecrans Avenue
15401 Figueroa Street	301-445 Figueroa Street	28903 Avenue Paine
1601 Alton Parkway	3233 Mission Oaks Boulevard
Our 2020 Stabilized Same Property Portfolio is a subset of our consolidated portfolio and includes properties that were wholly owned by us for the period from January 1, 2019 through February 11, 2020, and that were stabilized as of January 1, 2019. Therefore, our 2020 Stabilized Same Property Portfolio excludes the properties listed below that were or will be classified as repositioning (current and future) or lease-up during 2019 and 2020. As of January 1, 2020, our 2020 Stabilized Same Property Portfolio

consists of 160 properties aggregating 19,791,344 rentable square feet.

1210 N. Red Gum Street	16121 Carmenita Road	3233 Mission Oaks Boulevard
1332-1340 Rocky Point Drive	1998 Surveyor Avenue	7110 E. Rosecrans Avenue
14748-14750 Nelson Avenue	2700-2722 Fairview Street	851 Lawrence Drive
15401 Figueroa Street	28903 Avenue Paine	9615 Norwalk Boulevard
1580 Carson Street	29003 Avenue Sherman

Reconciliation of Net Income to NOI and Cash NOI (in thousands):

	Three Months Ended
	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
Net Income	$24,382	$12,948	$15,954	$10,717	$15,207
Add:
General and administrative	8,215	7,440	7,301	7,344	6,297
Depreciation & amortization	26,877	25,496	24,522	21,996	20,671
Acquisition expenses	(3)	122	29	23	166
Interest expense	7,364	6,785	6,255	6,471	6,656
Subtract:
Management, leasing, and development services	105	90	109	102	114
Interest income	279	951	668	657	769
Gains on sale of real estate	10,592	895	4,810	—	5,631
NOI	$55,859	$50,855	$48,474	$45,792	$42,483
S/L rental revenue adj.	(2,200)	(2,080)	(1,241)	(2,067)	(1,492)
Amortization of above/below market lease intangibles	(2,191)	(2,065)	(1,900)	(1,751)	(1,627)
Cash NOI	$51,468	$46,710	$45,333	$41,974	$39,364

Reconciliation of Net Income Attributable to Common Stockholders per Diluted Share Guidance to Company share of Core FFO per Diluted Share Guidance:

	2020 Estimate
	Low	High
Net income attributable to common stockholders	$0.37	$0.39
Company share of depreciation and amortization	$0.93	$0.93
Company share of Core FFO	$1.30	$1.32

Fourth Quarter 2019 Supplemental Financial Reporting Package	Page 29

Notes and Definitions.

Reconciliation of Net Income to Same Property Portfolio NOI, Same Property Portfolio Cash NOI, Stabilized Same Property Portfolio NOI and Stabilized Same Property Portfolio Cash NOI (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net income	$24,382	$15,207	$64,001	$47,075
Add:
General and administrative	8,215	6,297	30,300	25,194
Depreciation and amortization	26,877	20,671	98,891	80,042
Acquisition expenses	(3)	166	171	318
Interest expense	7,364	6,656	26,875	25,416
Deduct:
Management, leasing and development services	105	114	406	473
Interest income	279	769	2,555	1,378
Gains on sale of real estate	10,592	5,631	16,297	17,222
NOI	$55,859	$42,483	$200,980	$158,972
Non-Same Property Portfolio rental income	(21,730)	(7,116)	(60,782)	(18,066)
Non-Same Property Portfolio property expenses	5,170	1,892	14,580	4,785
Same Property Portfolio NOI	$39,299	$37,259	$154,778	$145,691
Straight line rental revenue adjustment	(792)	(1,053)	(3,434)	(5,364)
Amort. of above/below market lease intangibles	(816)	(1,052)	(3,671)	(4,496)
Same Property Portfolio Cash NOI	$37,691	$35,154	$147,673	$135,831

NOI (from above)	$55,859	$42,483	$200,980	$158,972
Non-Stabilized Same Property Portfolio rental income	(25,166)	(9,828)	(73,223)	(25,985)
Non-Stabilized Same Property Portfolio property expenses	5,990	2,574	17,426	6,972
Stabilized Same Property Portfolio NOI	$36,683	$35,229	$145,183	$139,959
Straight line rental revenue adjustment	(519)	(551)	(2,645)	(4,446)
Amort. of above/below market lease intangibles	(823)	(1,065)	(3,699)	(4,609)
Stabilized Same Property Portfolio Cash NOI	$35,341	$33,613	$138,839	$130,904

Fourth Quarter 2019 Supplemental Financial Reporting Package	Page 30